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                                                                                                                        EXHIBIT 5(c)
 ---   American                                                                                     Annuity Maturity Service Request
|AIG|    General
 ---

American General Life Insurance Company
Member of American International Group, Inc.                                         Complete and Return to: Supplementary Contracts
INSTRUCTIONS: Before completing this form, please read instructions below      P.O. Box 1401 o Houston, TX 77251-1401 o 800-247-6584
              and on reverse side.
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1. Annuitant:_________________________________________________________________  Annuitant's Date of Birth:__________________________

   Contract Owner(s):_________________________________________________________  Contract #:_________________________________________

   Address:___________________________________________________________________  Annuitant's Sex:   [_] Male     [_] Female

   Contract Owner(s) Social Security (or Taxpayer I.D.) No.: _______/_____/___  Phone Number:(    )_________________________________
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2. Extended Maturity Date                                                This option stipulates that a maturity option may be
   Extend the maturity date to _____________________________________.    requested anytime prior to the extended maturity
                                                                         date if desired.
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3. [_] NOTICE AND DISCLAIMER     | Section 401(a)(9) of the Internal Revenue Code and IRS regulations impose certain minimum
       OF REQUIRED               | distribution requirements upon IRAs, tax sheltered annuities, and 401(k) plans. (See Proposed
       DISTRIBUTIONS FROM        | Regulations(S)(S)1.401(a)(9)-1, (S)(S)1.401(a)(9)-2, (S)(S)1.403(b)-2, (S)(S)1.408-8, and IRS
       INDIVIDUAL RETIREMENT     | Notice 88-38.) Generally, these rules require that distributions must commence after age 70 1/2.
       ANNUITIES AND TAX         | Since AGL is not in a position to determine whether or not you are in compliance with these
       SHELTERED ANNUITIES       | distribution requirements, please consult your tax advisor or trustee of your plan,
       ((S)(S)403(b) AND         | if applicable, to ensure your compliance with these rules.
       401(k) PLANS)             | I have read the above notice and disclaimer and agree that AGL is not liable for any penalty
                                 | or any other liability I might incur due to my failure to satisfy the minimum distribution
                                 | requirements referred to above.
                                 |                                              Initials of contract owner(s) ____________________
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4. Marital Status:  [_]Single  [_]Married   [_]Widowed    |  5. I certify that the policy has been: [_]Enclosed  [_]Lost
                    [_]Divorced                           |                                         [_]Destroyed
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6. Settlement Options
   a. TSA, CORPORATE, AND HR-10 PENSION OR PROFIT SHARING PLAN PARTICIPANTS: If you are married at the time you are eligible to receive payments, the Employee Retirement Income Security Act of 1974 stipulates you will automatically receive a Joint and
      Survivor Annuity unless you and your spouse elect NOT to receive this annuity form. No other settlement option will be valid unless the election statement below is completed:
      [_] We hereby elect not to receive benefits under a Joint and Survivor Annuity Form.

      ___________________________________________________________       ____________________________________________________________
      ANNUITANT SIGNATURE                                    DATE       SPOUSE SIGNATURE                                        DATE

   b. Elect one of the following settlement options: (Furnish proof of birth with election of Options 1-3. For election of
      Options 2-5, complete Section 9 for "Beneficiary/ Joint Annuitant".) Surrender charges may be applicable per the contract provisions. (All settlement options may not be available. Please refer to your contract.)

      [_] (1) Life Annuity             [_] (3) Life Annuity with guaranteed monthly payments:  [_] (5) Designated Amount____________
                                                   [_] 60    [_] 120   [_] 180                 [_] (6) Lump Sum ____________________
      [_] (2) Joint and Survivor       [_] (4) Designated Period:  [_] 60  [_] 120 [_] 180     [_] (7) Other _______________________
              Annuity with
              benefits to survivor:
              [_] Full  [_] 2/3  [_] 1/2

   c. Payment frequency:    [_] Monthly    [_] Quarterly    [_] Semiannually   [_] Annually
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7. Bank Agreement Authorization (for use when selecting Settlement Options 1-5 listed above)

   AGL is hereby authorized and directed to transfer funds in settlement of the annuity payments as they become due to me, to the order of the bank or institution named below. I hereby authorize and direct the Bank to correct erroneous credits to my account received for due dates after my death or due to erroneous duplicate transfers by refunding the amount(s) to AGL as being payments made under mistake of fact. I agree that AGL shall not be liable for loss of funds during the process of transfer to the bank
   (or for delay in any such transfer) except where due to the negligence of AGL. I reserve the right to revoke or cancel this bank authorization which must be made in writing to AGL.

   _____________________________________________________    |_|_|_|_|_|_|_|_|_|         Type of bank account (check one):
   NAME OF BANK                                             ABA ROUTING NUMBER              [_] Savings   [_] Checking*
                                                                                  * Attach a blank "voided" check from your account.

   _____________________________________________________    ________________________________________________________________________
   NAME ON BANK ACCOUNT                                     BANK ACCOUNT NUMBER

   _____________________________________________________________________________        (______)____________________________________
   ADDRESS                   CITY                   STATE                 ZIP            PHONE NUMBER
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8. Notice of Withholding
   Complete the following applicable lines when selecting a Settlement Option:
   1. I elect not to have income tax withheld from my pension or annuity. (Do not complete lines 2 or 3.)............     [_]
   2. I want my withholding from each periodic pension or annuity payment to be figured using the number of allowances and marital status shown.
      (You may also designate a dollar amount on line 3.) Marital status: [_] Single [_] Married [_] Married, but withhold at higher
                                                                                                     Single rate.....______________
                                                                                                                     (Enter Number
                                                                                                                     of allowances.)
   3. I want the following additional amount withheld from each pension or annuity payment. NOTE: For periodic payments, you cannot enter an amount here without entering the number (including zero) of allowances on line 2...........$____________

   Under penalties of perjury, I certify: (1) that the Social Security (or taxpayer identification) number is correct as it appears in this application and; (2) that I am not subject to backup withholding under Section 3406 (a)(1)(C) of the Internal Revenue
   Code.
   The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

   PLEASE SIGN HERE.____________________________________________________________   Date ____________________________________________

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9. Joint Annuitant or Primary Beneficiary:

   __________________________________________________  [_] M   [_] F  Social Security (Taxpayer I.D.) No. _________/_______/________
   LAST                 FIRST                    M. I.

   ____________________________________________________________________________             Date of Birth _________/_______/________
   ADDRESS           CITY                    STATE                  ZIP                                       (MONTH/DAY/YEAR)

10. In accordance with the terms of the contract designated herein, I hereby elect the above option and agree that this election supercedes and revokes any prior election.

    _____________________________________________________________________  _________________________________________________________
    SIGNATURE OF ANNUITANT                                        DATE     SIGNATURE OF CONTRACT OWNER                        DATE
    (AND JOINT ANNUITANT, IF APPLICABLE)                                   (If other than Annuitant)


    _____________________________________________________________________  _________________________________________________________
    SIGNATURE OF ASSIGNEE                                         DATE     SIGNATURE OF JOINT OWNER                           DATE

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L 5539 Rev1202                                                    Page 1 of 2
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                                  INSTRUCTIONS

The following information will assist you in completing the Maturity Service Request once you have selected a settlement option.

                OPTION                                   SECTION
          ------------------                       ----------------------
          Settlement Option                        1, 3, 4, 5, 6, 7, 8, 9

          Extend Maturity Date                     1, 2, 3, 9


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                                   DEFINITIONS

Contract Owner:  The person, corporation, or trustee named in the contract or contract application as the policy owner

Annuitant:       The person named in the contract as the insured/annuitant or an employee eligible to participate in a retirement plan adopted by the Contract Owner

Joint Annuitant: The person selected to receive payment after death of the annuitant when Option 2, Joint and Survivor Annuity, is elected

Beneficiary:     The person entitled to receive payment in the event benefits continue after death of annuitant

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                               SETTLEMENT OPTIONS

Life Only

  *This option provides for income that is guaranteed for life. Payments under this option are generally higher than those indicated below. However, there is no guaranteed minimum number of payments or any provision for a death benefit payable to your beneficiary.

Life with Guaranteed Period

  *This option provides for equal periodic payments to be made during the lifetime of the Annuitant. If the Annuitant dies before the number of payments guaranteed have been paid, payments will be continued to the beneficiary of the Annuitant until all payments guaranteed have been paid.

Designated Period

   This option provides for equal periodic payments for a specified number of years. Upon the death of the annuitant, payments will continue to the designated beneficiary through the end of the specified period.

Designated Amount

   This option provides for equal periodic payments to the annuitant or designated beneficiary at the amount specified until the policy's proceeds and interest have been exhausted.

Joint and Last Survivorship

  *This option guarantees an income for the joint lifetime of yourself and a designated second person (usually your spouse). Upon the death of one payee, payment will be continued in equal or lesser amounts to the survivor, as chosen by the owner.

Review Your Policy

   Since your policy was selected for your particular needs and since products may vary, your policy may offer options in addition to the popular options mentioned above.

  *If you select any of these, you must also submit a copy of your birth certificate, valid driver's license, or current passport.

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L 5539 Rev1202